UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2022

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007
(Address of principal executive offices)

(626) 210-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2022, the board of directors (the “Board”) of Fuse Group Holding Inc. (the “Company”), received a resignation letter from Mr. Michael Viotto, a member of the Board and the Chief Financial Officer of the Company, effective on November 30, 2022.  Mr. Viotto indicated his resignation is due to his personal reasons.

On November 28, 2022, the Board appointed Mr. Man Shek (Alex) Ng as a member of the Board and Mr. Umesh Patel, the Company’s Chief Executive Officer, also as the Chief Financial Officer (“CFO”) of the Company.

Mr. Ng, age 52, served as an executive director and corporate secretary of Antelope Enterprise Holdings Limited (Nasdaq: AEHL, formerly known as China Ceramics Co., Ltd.) from October 2017 to October 2022 and its operations manager from July 2017 to October 2017. Mr. Ng was the corporate secretary of Nova Lifestyle Inc. (NASDAQ: NVFY) from June 2011 to October 2016. Mr. Ng received his Bachelor’s degree in Economics from York University in Toronto, Ontario, Canada in 1994 and received a Certificate in Securities Course in 1998, a Certificate in Technical Analysis Course in 2001 and a Certificate in Derivatives Course in 2002 from The Canadian Securities Institute. There are no arrangements or understandings between Mr. Ng and any other person pursuant to which Mr. Ng was appointed as a director of the Company.  In addition, there is no family relationship between Mr. Ng and any director or executive officer of the Company.

Mr. Patel, age 66, has served as the Chief Executive Officer and a board member of the Company since February 2017. Mr. Patel has served as a director and a member of audit committee, compensation committee and nominating and corporate governance committee of the Board of Nova Lifestyle, Inc. (NASDAQ: NVFY) since October 2016. Mr. Patel became the Chairman of the audit committee of Nova Lifestyle, Inc. since July 2020. Mr. Patel has also served as a managing partner of DviBri LLC, a California-based consulting company providing services to private companies interested in conducting initial public offerings, along with other associated securities and investment services, since December 2009. Mr. Patel was a consultant and coordinator for Eos-Petro Inc., an international and domestic petroleum exploration and production company based in Southern California from March 2013 to December 2019. Mr. Patel received his Bachelor of Commerce degree specializing in audits and accounts, and an Associate degree in hotel management and catering from Maharaja Sayaji Rao University in Baroda, India in 1978.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: November 30, 2022	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer